Registration No. 333-35545

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              -----------------------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              -----------------------------------------------------
                                SIS BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MASSACHUSETTS                            04-3303264
    (STATE OR OTHER JURISDICTION       (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
  OF INCORPORATION OR ORGANIZATION)

               1441 MAIN STREET, SPRINGFIELD, MASSACHUSETTS 01102
                                 (413) 748-8000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            F. WILLIAM MARSHALL, JR.
                                SIS Bancorp, Inc.
                                1441 Main Street
                        Springfield, Massachusetts 01102
                                 (413) 748-8000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
              -----------------------------------------------------
                                   COPIES TO:

                             STEPHEN J. COUKOS, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
              -----------------------------------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the  securities  being  registered on this form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933,  other  than  securities  offered  only in  connection  with  dividend  or reinvestment plans, please check the following box. / /
              -----------------------------------------------------
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
                         CALCULATION OF REGISTRATION FEE

                                           Amount to be       Proposed Maximum          Proposed Maximum             Amount of
  Title of Securities to be Registered      Registered    Offering Price Per Share  Aggregate Offering Price     Registration Fee
  ------------------------------------      ----------    ------------------------  ------------------------     ----------------
Shares of Common Stock, $.01 par value       13,000(1)            $33.1625                  $431,113                  N/A(2)

(1)  Consists of the total  number of shares of Common  Stock  issued  pursuant  to this  Registration  Statement  during the period commencing on the original effective date of this Registration Statement through the date of this Post-Effective  Amendment No.
     2. A total of 146,400 shares of Common Stock were  originally  registered  pursuant to this  Registration  Statement,  and this
     Post-Effective Amendment No. 2 is being filed to deregister the shares of Common Stock remaining unissued.

(2)  A fee of $1,471.21 was paid in connection with the original filing of this Registration Statement. No additional fee is payable in connection herewith because this  Post-Effective  Amendment No. 2 is being filed to reduce the number of securities that are subject to this Registration Statement.

     This Post-Effective Amendment No. 2 to this Registration Statement hereby deregisters 133,400 shares of Common Stock previously registered pursuant to this Registration Statement which remain unissued as of the date of this Post-Effective Amendment No. 2, leaving subject to this Registration Statement a total of 13,000 shares of Common Stock which have been issued prior to the date of this Post-Effective Amendment No. 2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, Commonwealth of Massachusetts, on January 28, 1998.

                                        SIS BANCORP, INC.


                                        By: /s/ F. William Marshall, Jr.
                                            F. William Marshall, Jr., President
                                               and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement on Form S-3 relating to the Common Stock of SIS Bancorp, Inc. has been signed below by the following persons in the capacities and on the dates indicated.
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

Signature                                                 Title                                   Date
---------                                                 -----                                   ----

/s/ F. William Marshall, Jr.                     President, Director and Chief               January 28, 1998
F. William Marshall, Jr.                          Executive Officer

/s/ John F. Treanor*                             Executive Vice President,                   January 28, 1998
John F. Treanor                                   Treasurer and Chief Financial
                                                  Officer

/s/ Laura Sotir Katz*                            Vice President and Controller               January 28, 1998
Laura Sotir Katz                                  (Chief Accounting Officer)

/s/ John M. Naughton*                            Director and Chairman of                    January 28, 1998
John M. Naughton                                  the Board

/s/ Sister Mary Caritas-Geary, S.P.*             Director                                    January 28, 1998
Sister Mary Caritas-Geary, S.P.

/s/ William B. Hart, Jr.*                        Director                                    January 28, 1998
William B. Hart, Jr.

/s/ Charles L. Johnson*                          Director                                    January 28, 1998
Charles L. Johnson

/s/ Thomas O'Brien*                              Director                                    January 28, 1998
Thomas O'Brien

/s/ Stephen A. Shatz*                            Director                                    January 28, 1998
Stephen A. Shatz

*By: /s/F. William Marshall, Jr.                                                             January 28, 1998
      F. William Marshall, Jr.,
      Attorney-in-Fact

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